Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Jason Fredette, Director, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces Second Quarter 2015 Results

Normalized FFO Per Share Increases 5% Year Over Year to $0.60

Newton, MA (July 30, 2015): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and six months ended June 30, 2015.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

“Similar to our first quarter 2015 results, Government Properties Income Trust generated a solid 5% increase in normalized funds from operations for the second quarter of 2015.  Our leasing results were strong, with over 300,000 square feet of leases executed during the second quarter at nearly a 2% roll up in rent.

“During the second quarter, we also announced a transaction involving our manager, RMR, whereby we acquired a 5.0% economic interest in our manager in exchange for $17.8 million and amended the management agreements with RMR to extend the terms for 20 years.  We believe this transaction further aligns the interests of RMR management, ourselves and our shareholders and allows us to continue benefiting from a low cost management structure.”

Results for the Quarter Ended June 30, 2015:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2015 were $42.4 million, or $0.60 per diluted share, compared to Normalized FFO for the quarter ended June 30, 2014 of $31.5 million, or $0.57 per diluted share. The increase in Normalized FFO per share this quarter was primarily the result of GOV’s investment in Select Income REIT (NYSE: SIR).

Net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $191.2 million, or $2.71 per diluted share, for the quarter ended June 30, 2015, compared to net income of $14.6 million, or $0.27 per diluted share, for the quarter ended June 30, 2014. The net loss for the quarter ended June 30, 2015 included a non-cash loss on impairment of GOV’s investment in SIR of $203.3 million, or $2.88 per diluted share. The weighted average number of diluted common shares outstanding was 70.5 million for the quarter ended June 30, 2015, and 54.7 million for the quarter ended June 30, 2014.

Reconciliations of net income (loss) determined in accordance with GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2015 and 2014 appear later in this press release.

Results for the Six Months Ended June 30, 2015:

Normalized FFO for the six months ended June 30, 2015 were $83.2 million, or $1.18 per diluted share, compared to Normalized FFO for the six months ended June 30, 2014 of $60.3 million, or $1.10 per diluted share. The increase in Normalized FFO per share for the six months ended June 30, 2015 was primarily the result of GOV’s 2014 property acquisitions and GOV’s investment in SIR.

Net loss determined in accordance with GAAP was $224.5 million, or $3.19 per diluted share, for the six months ended June 30, 2015, compared to net income of $29.8 million, or $0.54 per diluted share, for the six months ended June 30, 2014. The net loss for the six months ended June 30, 2015 included a non-cash loss on impairment of GOV’s investment in SIR of $203.3 million, or $2.89 per diluted share, and a non-cash loss relating to the issuance of shares by SIR of $42.1 million, or $0.60 per diluted share. The weighted average number of diluted common shares outstanding was 70.4 million for the six months ended June 30, 2015, and 54.7 million for the six months ended June 30, 2014.

Reconciliations of net income (loss) determined in accordance with GAAP to FFO and Normalized FFO for the six months ended June 30, 2015 and 2014 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended June 30, 2015, GOV entered into new and renewal leases for 316,123 rentable square feet at weighted (by rentable square feet) average rental rates that were 1.9% above prior rents for the same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Leasing capital commitments for new and renewal leases entered into during the quarter ended June 30, 2015 were $5.2 million, or $1.52 per square foot per lease year.

As of June 30, 2015, 94.3% of GOV’s rentable square feet at properties in continuing operations was leased. This compares with 94.8% as of March 31, 2015 and 95.5% as of June 30, 2014.

Occupancy for properties owned continuously since April 1, 2014 (or same property) was 94.1% as of June 30, 2015, which compares with 95.2% as of June 30, 2014. Same property cash basis net operating income, or Cash Basis NOI, decreased 6.1% for the quarter ended June 30, 2015 compared to the same period in 2014.

Reconciliations of net income (loss) determined in accordance with GAAP, to net operating income, or NOI, and Cash Basis NOI for the quarters ended June 30, 2015 and 2014 appear later in this press release.

Investment in Reit Management & Research Inc.:

As previously announced, on June 5, 2015, GOV acquired 1.5 million shares of Reit Management & Research Inc., or RMR Inc., for $17.5 million, excluding transaction costs.  As payment for the shares, GOV issued 700,000 of its common shares valued at $13.5 million and paid the remainder of the purchase price in cash. Through GOV’s acquisition of RMR Inc. shares, GOV indirectly acquired an economic ownership of 5.0% of Reit Management & Research LLC, or RMR LLC, GOV’s manager.  GOV currently expects to distribute approximately half of its RMR Inc. shares to its shareholders by year end 2015, but GOV will not distribute its RMR Inc. shares until a registration statement, including a prospectus, is declared effective by the Securities and Exchange Commission, or SEC.  In connection with entering into a transaction agreement with RMR Inc., GOV and RMR LLC entered into amended and restated business and property management agreements, which among other things, extend the terms of the agreements for 20 years.

Recent Acquisition Activities:

In June 2015, GOV entered into an agreement to acquire an office property (one building) located in Greensburg, PA with 82,889 rentable square feet for a purchase price of $14.3 million, excluding acquisition costs.  The property is 100% leased to the Commonwealth of Pennsylvania.

In July 2015, GOV entered into an agreement to acquire an office property (one building) located in Braintree, MA with 99,168 rentable square feet for a purchase price of $11.7 million, excluding acquisition costs.  This property is 100% leased to the Commonwealth of Massachusetts.

Recent Disposition Activities:

GOV previously entered into an agreement to sell an office property located in Falls Church, VA with 164,746 rentable square feet and a net book value of $12.3 million at June 30, 2015.  In May 2015, this agreement was terminated and in July 2015, GOV entered an agreement to sell this property to a different purchaser.  The contract sales price of the new agreement is $16.5 million, excluding closing costs.

In May 2015, GOV began marketing for sale an office property (one building) located in Savannah, GA with 35,228 rentable square feet and a net book value of $3.1 million as of June 30, 2015

Conference Call:

On Thursday, July 30, 2015, at 10:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Treasurer and Chief Financial Officer, Mark Kleifges, will host a conference call to discuss GOV’s second quarter 2015 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, August 6, 2015. To hear the replay, dial (412) 317-0088. The replay pass code is 10068841. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s second quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Second Quarter 2015 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants. GOV is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                 GOV HAS ENTERED INTO AGREEMENTS TO PURCHASE TWO PROPERTIES AND TO SELL A PROPERTY.  THESE TRANSACTIONS ARE SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE,

•                 GOV IS MARKETING ONE OFFICE BUILDING LOCATED IN SAVANNAH, GA WITH A NET BOOK VALUE OF $3.1 MILLION FOR SALE. THERE CAN BE NO ASSURANCE THAT GOV WILL COMPLETE A SALE OF THIS BUILDING OR THAT ANY SUCH SALE WOULD REALIZE NET PROCEEDS IN AN AMOUNT AT LEAST EQUAL TO THE CARRYING VALUE OF THIS BUILDING,

•                 THE PURCHASE PRICE GOV PAID FOR THE RMR INC. SHARES AND GOV’S ECONOMIC OWNERSHIP INTEREST IN RMR LLC MAY IMPLY THAT THE RMR INC. SHARES GOV EXPECTS TO DISTRIBUTE TO GOV’S SHAREHOLDERS WILL HAVE A MARKET VALUE AT LEAST EQUAL TO THE VALUE GOV PAID FOR THE RMR INC. SHARES.  IN FACT, THE VALUE OF THE RMR INC. SHARES MAY BE DIFFERENT FROM THE PRICE GOV PAID FOR THE RMR INC. SHARES.  THE MARKET VALUE OF THE RMR INC. SHARES WILL DEPEND UPON VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND GOV’S CONTROL, SUCH AS MARKET CONDITIONS GENERALLY AT THE TIME THE RMR INC. SHARES ARE AVAILABLE FOR TRADING.  THERE CAN BE NO ASSURANCE PROVIDED REGARDING THE PRICE AT WHICH THE RMR INC. SHARES WILL TRADE IF AND WHEN THEY ARE DISTRIBUTED AND LISTED ON A NATIONAL STOCK EXCHANGE,

•                 GOV CURRENTLY EXPECTS TO DISTRIBUTE APPROXIMATELY HALF OF THE RMR INC. SHARES GOV ACQUIRED (EXCLUDING SHARES IT MAY RECEIVE AS A SHAREHOLDER OF SIR, WHICH GOV CURRENTLY INTENDS TO RETAIN) TO GOV’S SHAREHOLDERS AND GOV CURRENTLY EXPECTS THE DISTRIBUTION OF RMR INC. SHARES WILL OCCUR BY YEAR END 2015.  THE PROCESS OF PREPARING A REGISTRATION STATEMENT FOR THE DISTRIBUTION OF THE RMR INC.  SHARES REQUIRES EXTENSIVE LEGAL AND ACCOUNTING SERVICES.  AFTER A REGISTRATION STATEMENT IS FILED, IT WILL BE SUBJECT TO REVIEW BY SEC STAFF, WHICH MAY ALSO TAKE CONSIDERABLE TIME.  GOV CAN PROVIDE NO ASSURANCE WHEN OR IF THE REGISTRATION STATEMENT WILL BE DECLARED EFFECTIVE BY THE SEC, THAT THE RMR INC. SHARES WILL BE APPROVED FOR LISTING ON A NATIONAL STOCK EXCHANGE OR IF THE DISTRIBUTION OF THE RMR INC. SHARES WILL OCCUR BY YEAR END 2015, OR EVER, AND

•                 THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN GOV AND RMR LLC HAVE BEEN AMENDED AND EXTENDED FOR 20 YEAR TERMS. THE AMENDED MANAGEMENT AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION AND EXTENSIONS IN CERTAIN CIRCUMSTANCES.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR 20 YEARS OR FOR SHORTER OR LONGER TERMS.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Rental income	$62,113	$62,428	$124,772	$122,248

Expenses:
Real estate taxes	7,674	7,166	15,084	13,978
Utility expenses	4,023	4,049	8,594	9,745
Other operating expenses	12,168	10,860	24,378	21,901
Depreciation and amortization	17,299	16,191	34,514	31,618
Acquisition related costs	183	671	189	1,180
General and administrative	3,713	4,111	7,717	7,208
Total expenses	45,060	43,048	90,476	85,630

Operating income	17,053	19,380	34,296	36,618
Interest and other income	—	8	12	58
Interest expense (including net amortization of debt premiums and discounts and deferred financing fees of $328, $223, $660 and $553, respectively)	(9,455)	(5,158)	(18,757)	(9,685)
Loss on issuance of shares by Select Income REIT	(1,353)	—	(42,124)	—
Loss on impairment of Select Income REIT investment	(203,297)	—	(203,297)	—
Income (loss) from continuing operations before income taxes and equity in earnings of investees	(197,052)	14,230	(229,870)	26,991
Income tax expense	(32)	(101)	(62)	(123)
Equity in earnings of investees	6,094	118	5,778	21
Income (loss) from continuing operations	(190,990)	14,247	(224,154)	26,889
Income (loss) from discontinued operations	(173)	361	(379)	2,909
Net income (loss)	$(191,163)	$14,608	$(224,533)	$29,798

Weighted average common shares outstanding (basic)	70,485	54,659	70,377	54,649
Weighted average common shares outstanding (diluted)	70,485	54,743	70,377	54,734

Per common share amounts:
Income (loss) from continuing operations (basic and diluted)	$(2.71)	$0.26	$(3.19)	$0.49
Income (loss) from discontinued operations (basic and diluted)	$—	$0.01	$(0.01)	$0.05
Net income (loss) (basic)	$(2.71)	$0.27	$(3.19)	$0.55
Net income (loss) (diluted)	$(2.71)	$0.27	$(3.19)	$0.54

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income (loss)	$(191,163)	$14,608	$(224,533)	$29,798
Plus: depreciation and amortization	17,299	16,191	34,514	31,618
Plus: FFO attributable to SIR investment	17,287	—	26,181	—
Less: equity in earnings of SIR	(6,072)	—	(5,683)	—
Less: increase in carrying value of asset held for sale	—	—	—	(2,344)
FFO	(162,649)	30,799	(169,521)	59,072
Plus: acquisition related costs	183	671	189	1,180
Plus: loss on issuance of shares by SIR	1,353	—	42,124	—
Plus: loss on impairment of SIR investment	203,297	—	203,297	—
Plus: normalized FFO attributable to SIR investment	17,506	—	33,284	—
Less: FFO attributable to SIR investment	(17,287)	—	(26,181)	—
Normalized FFO	$42,403	$31,470	$83,192	$60,252

Weighted average common shares outstanding (basic)	70,485	54,659	70,377	54,649
Weighted average common shares outstanding (diluted)	70,485	54,743	70,377	54,734

Per common share amounts:
FFO per common share (basic and diluted)	$(2.31)	$0.56	$(2.41)	$1.08
Normalized FFO per common share (basic)	$0.60	$0.58	$1.18	$1.10
Normalized FFO per common share (diluted)	$0.60	$0.57	$1.18	$1.10

(1)         GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings (losses) of an equity investee but excluding impairment charges on real estate assets, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in SIR, GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter they are recognized as expense in accordance with GAAP and GOV excludes acquisition related costs, loss on impairment of SIR investment and losses on issuance of shares by SIR. GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in GOV’s credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’S expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI(1)

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Calculation of Consolidated NOI and Consolidated Cash Basis NOI(2):
Rental income	$62,113	$62,428	$124,772	$122,248
Operating expenses	(23,865)	(22,075)	(48,056)	(45,624)
Consolidated property net operating income (NOI)	38,248	40,353	76,716	76,624
Non-cash straight line rent adjustments included in rental income	(1,544)	(1,101)	(2,207)	(2,243)
Lease value amortization included in rental income	286	215	564	405
Consolidated cash basis NOI	$36,990	$39,467	$75,073	$74,786

Reconciliation of Consolidated NOI and Consolidated Cash Basis NOI to Net Income (Loss):
Consolidated cash basis NOI	$36,990	$39,467	$75,073	$74,786
Non-cash straight line rent adjustments included in rental income	1,544	1,101	2,207	2,243
Lease value amortization included in rental income	(286)	(215)	(564)	(405)
Consolidated NOI	38,248	40,353	76,716	76,624
Depreciation and amortization	(17,299)	(16,191)	(34,514)	(31,618)
Acquisition related costs	(183)	(671)	(189)	(1,180)
General and administrative	(3,713)	(4,111)	(7,717)	(7,208)
Operating income	17,053	19,380	34,296	36,618
Interest and other income	—	8	12	58
Interest expense	(9,455)	(5,158)	(18,757)	(9,685)
Loss on issuance of shares by SIR	(1,353)	—	(42,124)	—
Loss on impairment of SIR investment	(203,297)	—	(203,297)	—
Income tax expense	(32)	(101)	(62)	(123)
Equity in earnings of investees	6,094	118	5,778	21
Income (loss) from continuing operations	(190,990)	14,247	(224,154)	26,889
Income (loss) from discontinued operations	(173)	361	(379)	2,909
Net income (loss)	$(191,163)	$14,608	$(224,533)	$29,798

Reconciliation of Consolidated NOI to Same Property NOI(3)(4):
Rental income	$62,113	$62,428	$124,772	$122,248
Operating expenses	(23,865)	(22,075)	(48,056)	(45,624)
Consolidated property NOI	38,248	40,353	76,716	76,624
Less: NOI of properties not included in same property results	(2,758)	(2,923)	(7,412)	(4,718)
Same property NOI	$35,490	$37,430	$69,304	$71,906

Calculation of Same Property Cash Basis NOI(3)(4):
Same Property NOI	$35,490	$37,430	$69,304	$71,906
Less:
Non-cash straight line rent adjustments included in rental income	(1,354)	(1,031)	(1,869)	(2,149)
Lease value amortization included in rental income	280	241	485	426
Same property cash basis NOI	$34,416	$36,640	$67,920	$70,183

(1)         The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to GOV’s property level results of operations. GOV calculates NOI on a GAAP and cash basis as shown above. GOV defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments and lease value amortization. GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income (loss) because they may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding GOV’s results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated

Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)         Excludes properties classified as discontinued operations.

(3)         For the three months ended June 30, 2015, based on properties GOV owned as of June 30, 2015, and which were owned continuously since April 1, 2014, excluding properties classified as discontinued operations.

(4)         For the six months ended June 30, 2015, based on properties GOV owned as of June 30, 2015, and which were owned continuously since January 1, 2014, excluding properties classified as discontinued operations.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Real estate properties:
Land	$253,058	$254,008
Buildings and improvements	1,430,653	1,428,472
Total real estate properties, gross	1,683,711	1,682,480
Accumulated depreciation	(238,469)	(219,791)
Total real estate properties, net	1,445,242	1,462,689

Equity investment in Select Income REIT	514,316	680,137
Assets of discontinued operations	12,449	13,165
Assets of property held for sale	3,161	32,797
Acquired real estate leases, net	133,837	150,080
Cash and cash equivalents	7,051	13,791
Restricted cash	2,454	2,280
Rents receivable, net	40,161	36,239
Deferred leasing costs, net	12,750	11,450
Deferred financing costs, net	11,327	12,782
Other assets, net	54,827	12,205
Total assets	$2,237,575	$2,427,615

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$59,000	$—
Unsecured term loans	550,000	550,000
Senior unsecured notes, net of discount	347,702	347,423
Mortgage notes payable, including premiums	185,401	187,694
Liabilities of discontinued operations	277	150
Liabilities of property held for sale	11	343
Accounts payable and other liabilities	50,500	26,471
Due to related persons	3,144	2,161
Assumed real estate lease obligations, net	14,297	15,924
Total liabilities	1,210,332	1,130,166

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized, 71,084,349 and 70,349,227 shares issued and outstanding, respectively	711	703
Additional paid in capital	1,472,270	1,457,631
Cumulative net income	23,914	248,447
Cumulative other comprehensive income	225	37
Cumulative common distributions	(469,877)	(409,369)
Total shareholders’ equity	1,027,243	1,297,449
Total liabilities and shareholders’ equity	$2,237,575	$2,427,615